Exhibit 10.7.1

October 15, 1999

PAUL R. JOHNSON ("Johnson") hereby grants to Revenge Marine, Inc., a Nevada corporation (the "Optionee") the right and option to purchase from Johnson Seven Hundred Thousand (700,000) shares of the common stock of Link Express Delivery Solutions, Inc., a Delaware corporation ("Link") at a purchase price of $7.50 per share. The purchase price may be paid by cleared funds or by delivery of shares of common stock of the Optionee, which shall be valued at the bid price for such stock as of the close of business on the day prior to exercise of this Option.

This Option may be exercised at any time within six months from the date hereof by delivery of written notice of such exercise to Johnson. The notification shall include this Option certificate and payment in full of the purchase price. Upon receipt of payment in full, Johnson shall promptly issue and deliver a certificate or certificates representing the shares so purchased and paid for.

This Option may not be transferred without the prior written consent of Johnson, which consent may be withheld in the sole discretion of Johnson.

The Optionee shall not, by reason of the Option, have any rights of a shareholder of Link. Upon exercise of the Option, and payment for the shares so purchased, Optionee shall have all rights of a shareholder of record as to the shares so purchased.

The number of shares covered by this Option shall not be affected by any stock dividend, stock split, recapitalization, exchange of shares, reorganization, or similar change in Link=s structure or its stock.

The exercise of this Option and the transfer of shares hereunder shall be subject to compliance by Johnson and by the Optionee with all applicable requirements of laws relating thereto and with all applicable regulations of any stock exchange on which Link=s stock may be listed at the time of such exercise and issuance.

The shares transferred pursuant to exercise of this Option shall be Arestricted stock@ as defined in SEC Rule 144, and the certificates representing the shares shall bear an appropriate restrictive legend.

This Certificate shall be governed by and construed in accordance with the laws of the State of Florida, and venue of any proceedings in connection herewith shall be in Broward County, Florida.

/s/ Paul R. Johnson
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Paul R. Johnson



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